EXHIBIT 99.1

FLAGSTONE RE TO PRESENT AT THE 2009 BARCLAYS CAPITAL FINANCIAL SERVICES CONFERENCE

HAMILTON, Bermuda--(BUSINESS WIRE) – Apr. 27, 2009 - Flagstone Reinsurance Holdings Limited (NYSE: FSR) announced today that the Company’s Chief Executive Officer, David Brown will be presenting at the Barclays Capital Financial Services Conference at Barclays Headquarters, London at 10:05 a.m. BST (5:05 a.m. EST) on Thursday, May 7, 2009.

The presentation and a live listen-only audio webcast will be available in the Investor Relations section of the Company’s website. www.flagstonere.com.

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global multi-line reinsurance and insurance company that employs a focused, technical approach to the Property, Property Catastrophe, and Specialty reinsurance and insurance businesses.  Flagstone Réassurance Suisse SA has an "A-" financial strength rating from both A.M. Best and Fitch Ratings, and an "A3" rating from Moody’s Investors Service.

Contact:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, +1-441-278-4303